                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS FIRST QUARTER 2021 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.20 PER SHARE
CHARLOTTE, N.C., May 6, 2021 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today reported its financial and operating results for the first quarter of 2021 and announced that the Company's Board of Directors declared a quarterly cash dividend of $0.20 per share.
Highlights

Income Statement	Three Months Ended March 31, 2021		Three Months Ended December 31, 2020
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)
Net investment income	$14.4	$0.22	$9.2	$0.19
Net realized gains (losses)	$1.8	$0.03	$(1.0)	$(0.02)
Net unrealized appreciation	$6.3	$0.10	$17.0	$0.34
Net increase in net assets resulting from operations	$22.5	$0.34	$22.8	$0.46
Dividends paid		$0.19		$0.17
(1) Based on weighted average shares outstanding during the period of 65,316,085.
(2) Based on weighted average shares outstanding during the period of 49,470,825.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of March 31, 2021	As of December 31, 2020
Investment portfolio at fair value	$1,602.1	$1,495.8
Weighted average yield on performing debt investments, excluding short-term investments (at principal amount)	7.2%	7.1%

Total assets	$1,727.1	$1,677.0
Debt outstanding (principal)	$986.1	$944.7
Total net assets (equity)	$727.9	$717.8
Net asset value per share	$11.14	$10.99
Debt-to-equity ratio	1.35x	1.32x
Net debt-to-equity ratio (adjusted for unrestricted cash, short-term investments and net unsettled transactions)	1.14x	1.04x
First Quarter 2021 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer, stated “We began 2021 with strong operating results highlighted by an increase to both net investment income and NAV per share. The investment portfolio, inclusive of the assets acquired in the MVC transaction, continues to benefit from an increase in economic activity. Barings’ leading position across private assets provides an exceptional “frame of reference” to focus on quality transactions while maintaining investment discipline throughout market cycles.”
During the three months ended March 31, 2021, the Company reported total investment income of $30.6 million, net investment income of $14.4 million, or $0.22 per share, and a net increase in net assets resulting from operations of $22.5 million, or $0.34 per share.

Net asset value ("NAV") per share as of March 31, 2021 was $11.14, as compared to $10.99 as of December 31, 2020. The increase in NAV per share from December 31, 2020 to March 31, 2021 was primarily attributed to net unrealized appreciation on the Company's investment portfolio, credit support agreement and foreign currency transactions of approximately $0.10 per share, net realized gains on investments and foreign currency transactions of $0.03 and net investment income exceeding the first quarter dividend by $0.03 per share.
Jonathan Bock, Chief Financial Officer, stated “As a result of increased earnings power attributed to strong deployments across middle-market and cross-platform investments, we are happy to announce that our Board of Directors has declared a dividend increase of 5% to $0.20 per share in the second quarter.”
Recent Portfolio Activity
During the three months ended March 31, 2021, the Company made 18 new investments totaling $172.2 million, made investments in existing portfolio companies totaling $73.2 million, made one new investment in a joint venture equity portfolio company totaling $4.5 million and made additional investments in existing joint venture equity portfolio companies totaling $25.0 million. The Company had six loans repaid at par totaling $26.2 million and received $6.0 million of portfolio company principal payments. In addition, the Company sold $57.1 million of loans, recognizing a net realized gain on these transactions of $2.4 million, and sold $94.7 million of middle-market portfolio company debt investments to one of the Company’s joint ventures and realized a gain on these transactions of $0.5 million. Lastly, the Company received proceeds related to the sale of an equity investment totaling $5.9 million and recognized a net realized loss on such sale totaling $0.1 million.
During the three months ended March 31, 2021, the Company recorded net unrealized appreciation totaling $6.3 million, consisting of net unrealized appreciation on its current portfolio of $6.4 million and unrealized appreciation related to foreign currency transactions of $4.0 million, net of unrealized depreciation of $1.6 million on the credit support agreement with Barings and net of unrealized depreciation reclassification adjustments of $2.6 million related to the net realized gains on the sales / repayments of certain investments. The net unrealized appreciation on our current portfolio of $6.4 million was driven primarily by broad market moves for investments of $13.8 million, partially offset by depreciation from the credit or fundamental performance of investments of $3.0 million and the impact of foreign currency exchange rates on investments of $4.4 million.
Liquidity and Capitalization
As of March 31, 2021, the Company had unrestricted cash and foreign currencies of $37.0 million, short-term money market fund investments of $73.6 million, $611.1 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement and $375.0 million aggregate principal amount of unsecured notes outstanding. In addition, the Company had a receivable from unsettled transactions of $47.9 million and commitments from an investor to purchase an additional $25.0 million aggregate principal amount of senior unsecured notes under its Note Purchase Agreement entered into on August 3, 2020 (the "August 2020 NPA"), subject to the terms of the August 2020 NPA.
On February 25, 2021, the Company entered into a Note Purchase Agreement (the “February 2021 NPA”) governing the issuance of (1) $80.0 million in aggregate principal amount of Series D senior unsecured notes due February 26, 2026 (the “Series D Notes”) with a fixed interest rate of 3.41% per year and (2) $70.0 million in aggregate principal amount of Series E senior unsecured notes due February 26, 2028 (the “Series E Notes” and, collectively with the Series D Notes, the “February Notes”) with a fixed interest rate of 4.06% per year, in each case, to qualified institutional investors in a private placement. Each stated interest rate is subject to a step up of (x) 0.75% per year, to the extent the applicable February Notes do not satisfy certain investment grade rating conditions and/or (y) 1.50% per year, to the extent the ratio of the Company’s secured debt to total assets exceeds specified thresholds, measured as of each fiscal quarter end. The February Notes were delivered and paid for on February 26, 2021.
Share Purchase Programs
In connection with the completion of the Company’s acquisition of MVC Capital, Inc. (“MVC”), a Delaware corporation, on December 23, 2020 (the “MVC Acquisition”), the Company committed to make open-market purchases of shares of its common stock in an aggregate amount of up to $15.0 million at then-current market prices at any time shares trade below 90% of the Company’s then most recently disclosed NAV per share. Any repurchases pursuant to the authorized program will occur during the 12-month period commencing upon the filing the quarterly report on Form 10-Q for the quarter ended March 31, 2021 and will be made in accordance with applicable legal, contractual and regulatory requirements.

Dividend Information
The Board declared a quarterly cash dividend of $0.20 per share.
The Company’s second quarter dividend is payable as follows:
Second Quarter 2021 Dividend:
Amount per share:         $0.20
Record date:             June 9, 2021
Payment date:             June 16, 2021
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan ("DRIP") that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company's common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income, capital gains and return of capital on the basis of accounting principles generally accepted in the United States ("GAAP"). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company's distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to March 31, 2021, the Company made approximately $156.3 million of new commitments, of which $106.4 million closed and funded. The $106.4 million of investments consist of $82.6 million of first lien senior secured debt investments, $20.9 million of second lien senior secured and subordinated debt investments and a $2.9 million equity investments with a combined weighted average yield on debt investments of 6.7%. In addition, the Company funded $5.1 million of previously committed delayed draw term loans.
Conference Call to Discuss First Quarter 2021 Results
Barings BDC has scheduled a conference call to discuss first quarter 2021 financial and operating results for Friday, May 7, 2021, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 21, 2021. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13718290.
This conference call will also be available via a live webcast on the investor relations section of Barings BDC’s website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until May 21, 2021.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on Barings BDC's and its portfolio companies' results of operations and financial condition, and may not be relied upon as investment advice or an indication of Barings BDC's trading intent. More information on these risks and other potential factors that could affect Barings BDC's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or made on the webcast/conference call, is included in Barings BDC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of

Barings BDC's most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, as well as in subsequent filings. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.
Non-GAAP Financial Measures
To provide additional information about the Company's results, the Company's management has discussed in this press release the Company's net debt (calculated as total debt less unrestricted cash and foreign currencies (excluding restricted cash), short-term investments and net receivables from unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company's financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors' ability to analyze trends in the Company's business and to evaluate the Company's leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Exchange Act, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with $326+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $326+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of March 31, 2021
Media Contact:
Fred Hawrysh, Media Relations, Barings, 203-246-1205, Fred.Hawrysh@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,389,212,763 and $1,318,614,617 as of March 31, 2021 and December 31, 2020, respectively)	$1,401,742,025	$1,325,783,281
Affiliate investments (cost of $95,442,223 and $76,055,873 as of March 31, 2021 and December 31, 2020, respectively)	100,429,674	78,598,633
Control investments (cost of $30,326,428 and $25,826,428 as of March 31, 2021 and December 31, 2020, respectively)	26,386,362	25,855,796
Short-term investments (cost of $73,569,174 and $65,558,227 as of March 31, 2021 and December 31, 2020, respectively)	73,565,676	65,558,227
Total investments at fair value	1,602,123,737	1,495,795,937
Cash (restricted cash of $3,488,403 and $3,488,336 at March 31, 2021 and December 31, 2020, respectively)	21,168,184	62,651,340
Foreign currencies (cost of $19,342,513 and $29,555,465 as of March 31, 2021 and December 31, 2020, respectively)	19,346,907	29,836,121
Interest and fees receivable	19,637,124	21,617,843
Prepaid expenses and other assets	1,123,361	2,014,558
Credit support agreement (cost of $13,600,000 as of both March 31, 2021 and December 31, 2020)	12,000,000	13,600,000
Deferred financing fees	3,802,971	4,110,564
Receivable from unsettled transactions	47,911,907	47,412,382
Total assets	$1,727,114,191	$1,677,038,745
Liabilities:
Accounts payable and accrued liabilities	$2,528,070	$6,045,443
Interest payable	4,084,372	2,219,274
Administrative fees payable	500,000	675,000
Base management fees payable	3,929,251	3,413,270
Incentive management fees payable	2,721,741	—
Derivative liabilities	142,099	1,336,283
Payable from unsettled transactions	—	1,548,578
Borrowings under credit facilities	611,144,523	719,660,707
Notes payable (net of deferred financing fees)	374,181,388	224,335,666
Total liabilities	999,231,444	959,234,221
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized and 65,316,085 shares issued and outstanding as of both March 31, 2021 and December 31, 2020)	65,316	65,316
Additional paid-in capital	1,027,707,047	1,027,707,047
Total distributable earnings (loss)	(299,889,616)	(309,967,839)
Total net assets	727,882,747	717,804,524
Total liabilities and net assets	$1,727,114,191	$1,677,038,745
Net asset value per share	$11.14	$10.99

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$25,096,325	$17,396,411
Control investments	107,237	—
Short-term investments	10,679	277,991
Total interest income	25,214,241	17,674,402
Dividend income:
Affiliate investments	71,500	—
Total dividend income	71,500	—
Fee and other income:
Non-Control / Non-Affiliate investments	1,973,062	960,993
Control investments	160,113	—
Total fee and other income	2,133,175	960,993
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,037,325	43,572
Affiliate investments	136,462	—
Total payment-in-kind interest income	3,173,787	43,572
Interest income from cash	528	631
Total investment income	30,593,231	18,679,598
Operating expenses:
Interest and other financing fees	7,284,709	6,004,133
Base management fee	3,929,251	3,912,373
Incentive management fee	2,721,741	—
Compensation expenses	—	1,420,613
General and administrative expenses	2,301,434	48,410
Total operating expenses	16,237,135	11,385,529
Net investment income	14,356,096	7,294,069
Income taxes, including excise tax benefit	(18,038)	—
Net investment income after taxes	$14,374,134	$7,294,069

Barings BDC, Inc. Unaudited Consolidated Statements of Operations - (Continued)
	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Realized and unrealized gains (losses) on investments, credit support agreement and foreign currency transactions:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	2,891,040	(157,978)
Affiliate investments	(76,631)	—
Net realized gains (losses) on investments	2,814,409	(157,978)
Foreign currency transactions	(974,829)	(144,394)
Net realized gains (losses)	1,839,580	(302,372)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	5,357,095	(117,361,056)
Affiliate investments	2,444,697	(3,833,223)
Control investments	(3,969,434)	—
Net unrealized appreciation (depreciation) on investments	3,832,358	(121,194,279)
Credit support agreement	(1,600,000)	—
Foreign currency transactions	4,041,797	1,798,226
Net unrealized appreciation (depreciation)	6,274,155	(119,396,053)
Net realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreement and foreign currency transactions	8,113,735	(119,698,425)
Loss on extinguishment of debt	—	(137,390)
Benefit from taxes	410	19,999
Net increase in net assets resulting from operations	$22,488,279	$(112,521,747)
Net investment income per share—basic and diluted	$0.22	$0.15
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$0.34	$(2.30)
Dividends/distributions per share:
Total dividends/distributions per share	$0.19	$0.16
Weighted average shares outstanding—basic and diluted	65,316,085	48,887,393

Barings BDC, Inc.
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$22,488,279	$(112,521,747)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(276,455,607)	(123,200,667)
Repayments received / sales of portfolio investments	188,160,373	155,852,583
Purchases of short-term investments	(198,550,029)	(221,916,363)
Sales of short-term investments	190,541,780	218,025,496
Loan origination and other fees received	4,578,368	2,704,423
Net realized (gain) loss on investments	(2,814,409)	157,978
Net realized loss on foreign currency transactions	974,829	144,394
Net unrealized (appreciation) depreciation of investments	(3,832,358)	121,194,279
Net unrealized depreciation of CSA	1,600,000	—
Net unrealized appreciation of foreign currency transactions	(4,041,797)	(1,798,226)
Payment-in-kind interest	(3,173,786)	(43,572)
Amortization of deferred financing fees	343,997	375,257
Loss on extinguishment of debt	—	137,390
Accretion of loan origination and other fees	(1,481,038)	(658,005)
Amortization / accretion of purchased loan premium / discount	(1,979,787)	(188,402)
Changes in operating assets and liabilities:
Interest and fees receivables	(2,935,424)	(1,483,011)
Prepaid expenses and other assets	1,264,058	(798,647)
Accounts payable and accrued liabilities	(1,668,440)	452,640
Interest payable	1,868,804	(471,825)
Net cash provided by (used in) operating activities	(85,112,187)	35,963,975
Cash flows from financing activities:
Borrowings under credit facilities	29,823,707	58,085,614
Repayments of credit facilities	(134,083,152)	(69,000,000)
Repayment of debt securitization	—	(26,974,371)
Proceeds from notes	150,000,000	—
Financing fees paid	(190,682)	—
Purchases of shares in repurchase plan	—	(4,784,090)
Cash dividends / distributions paid	(12,410,056)	(7,823,964)
Net cash provided by (used in) financing activities	33,139,817	(50,496,811)
Net decrease in cash and foreign currencies	(51,972,370)	(14,532,836)
Cash and foreign currencies, beginning of period	92,487,461	21,991,565
Cash and foreign currencies, end of period	$40,515,091	$7,458,729
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,903,435	$5,407,506

Barings BDC, Inc.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio

	March 31, 2021		December 31, 2020
Total debt (principal)	$986,144,523		$944,660,707
minus: Cash and foreign currencies (excluding restricted cash)	(37,026,688)		(88,999,125)
minus: Short-term investments	(73,565,676)		(65,558,227)
plus: Payable from unsettled transactions	—		1,548,578
minus: Receivable from unsettled transactions	(47,911,907)		(47,412,382)
Total net debt(1)	$827,640,252		$744,239,551

Total net assets	$727,882,747		$717,804,524

Total net debt-to-equity ratio(1)	1.14	x	1.04	x
(1) See the "Non-GAAP Financial Measures" section of this press release.